Registration No. 333-47196
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          Post-Effective Amendment No. 8
                                       to
                                    Form S-1

                             Registration Statement

                                      Under

                           The Securities Act of 1933
                                  ------------

                       ATEL CAPITAL EQUIPMENT FUND IX, LLC
        (Exact name of registrant as specified in governing instruments)

     California                      7394                     94-3375584
(State or other juris-       (Primary standard             (IRS Employer
 diction of organization)     industrial classification   Identification number)
                              code number)

                           235 Pine Street, 6th Floor
                         San Francisco, California 94104
                                 (415) 989-8800
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)
                                  ------------

                                  DEAN L. CASH
                           235 Pine Street, 6th Floor
                         San Francisco, California 94104
                                 (415) 989-8800
                (Name, address, including zip code, and telephone
                 number, including area code, of agent for service)
                                  ------------

                                 With a copy to:
                             PAUL J. DERENTHAL, ESQ.
                             Derenthal & Dannhauser
                           One Post Street, Suite 575
                         San Francisco, California 94104
                                 (415) 981-4844
                                  ------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.          Exhibits and Financial Statement Schedules.

         (a)      Exhibits.

         Number        Exhibits

         23.1     Consent of Ernst & Young LLP

         24.1 Powers of Attorney are set forth in Part II of the initial Registration Statement on Form S-1 filed as of October 3, 2000

         (b)      Financial Statements Included in the Prospectus:

                  ATEL Capital Equipment Fund IX, LLC

                  The balance sheet of ATEL Capital Equipment Fund IX, LLC (a development stage enterprise) as of October 6, 2000, and the related statements of changes in members' capital and cash flows for the period from September 27, 2000 (inception) through October 6, 2000

                  ATEL Financial Corporation

                  The consolidated balance sheet of ATEL Financial Corporation and subsidiary as of July 31, 2000

                  Financial Statements Included in the Supplement:

                  ATEL Capital Equipment Fund IX, LLC

                  Balance Sheets, December 31, 2001 and 2000; Statement of Income for the year ended December 31, 2001; Statements of Changes in Members' Capital and Cash Flows for the period from September 27, 2000 (Inception) to December 31, 2000 and the year ended December 31, 2001; Statement of Cash Flows for the period from September 27, 2000 (inception) and the year ended December 31, 2001; Notes to Financial Statements

                  ATEL Financial Services, LLC

                  Consolidated Balance Sheet, July 31, 2000; Notes to Consolidated Balance Sheet; Consolidated Balance Sheet, July 31, 2001; Notes to Consolidated Balance Sheet; Consolidated Balance Sheet, January 31, 2002 (unaudited); Notes to Consolidated Balance Sheet (unaudited)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 28th day of May, 2002.



                             ATEL CAPITAL EQUIPMENT FUND IX, LLC

                             By:    ATEL Financial Services, LLC
                                    a California limited liability company,
                                     Manager

                                    By:    ATEL Capital Group, Its Manager

                                           By:     DEAN L. CASH*
                                                   ----------------------------
                                                   Dean L. Cash,
                                                   President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Capacity                          Date

DEAN L. CASH*               Principal Executive Officer of    May 28, 2002
--------------------        Registrant; Chief executive
Dean L. Cash                officer and director of
                            ATEL Capital Group

/s/ PARITOSH CHOKSI         Principal financial               May 28, 2002
---------------------       officer and principal
Paritosh Choksi             accounting officer of
                            Registrant; Executive vice
                            president, chief financial
                            officer and chief accounting
                            officer of ATEL Capital Group


* By: /s/ PARITOSH CHOKSI
      -----------------------
         Paritosh Choksi, as Attorney-
         in-Fact for such person

                                INDEX TO EXHIBITS

Exhibit                                                            Sequentially
Number                              Exhibit                        Numbered Page

23.1                       Consent of Ernst & Young LLP

24.1                       Powers of Attorney are set forth
                           in Part II of the Registration
                           Statement on Form S-1

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